Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K and into Trak Auto Corporation's registration statements on Form S-8 (No. 33-53389 and No. 33-34665).


                              ARTHUR ANDERSEN LLP

Washington D.C.
May 30, 1995